                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               INTELLIGROUP, INC.

The undersigned has executed this Certificate of Amendment under Section 14A:9-2(4) of the New Jersey Business Corporation Act for the purpose of amending its Certificate of Incorporation.

      1.        NAME

      The name of this Corporation is Intelligroup, Inc.

      2.        AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

      The Certificate of Incorporation is hereby amended in the following respects: The first paragraph of Article Three of the Certificate of Incorporation is hereby amended to read:

           The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares. The Corporation is authorized to issue two classes of stock designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is forty million (40,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

      3.        DATE OF ADOPTION BY THE SHAREHOLDERS

           The amendments of the Certificate of Incorporation were adopted by the Shareholders of this Corporation on June 8, 2004.

           At the time of such adoption, 17,378,607 shares were entitled to vote thereon, and the vote was as follows:

           __ 15,711,879 shares in favor of adoption.

           __ 775,447 shares against adoption.

      4.        EFFECTIVE DATE OF THE AMENDMENT

           The amendments of the Certificate of Incorporation become effective on the day that this Certificate of Amendment is filed in the office of the New Jersey Secretary of State.

IN WITNESS WHEREOF, the undersigned hereby certify that the information set forth in this Certificate of Amendment is true and complete.

                                     INTELLIGROUP, INC.
                                     /s/ NAGARJUN VALLURIPALLI
                                     -------------------------------------
                                     NAGARJUN VALLURIPALLI
                                     Chief Executive Officer and President
ATTEST:
/s/ CHRISTIAN MISVAER
CHRISTIAN MISVAER
Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               INTELLIGROUP, INC.

The undersigned has executed this Certificate of Amendment under Section 14A:9-2(4) of the New Jersey Business Corporation Act for the purpose of amending its Certificate of Incorporation.

     1.       NAME

     The name of this Corporation is Intelligroup, Inc.

     2.       AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation is hereby amended in the following respects: The first paragraph of Article Three of the Certificate of Incorporation is hereby amended to read:

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares. The Corporation is authorized to issue two classes of stock designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is fifty million (50,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

     3.       DATE OF ADOPTION BY THE SHAREHOLDERS

         The amendments of the Certificate of Incorporation were adopted by the Shareholders of this Corporation on December 27, 2005.

         At the time of such adoption, 35,102,440 shares were entitled to vote thereon, and the vote was as follows:

         29,904,193 shares in favor of adoption.

         118,060 shares against adoption.

4.       EFFECTIVE DATE OF THE AMENDMENT

         The amendments of the Certificate of Incorporation become effective on the day that this Certificate of Amendment is filed in the office of the New Jersey Secretary of State.

IN WITNESS WHEREOF, the undersigned hereby certify that the information set forth in this Certificate of Amendment is true and complete.

                                    INTELLIGROUP, INC.


                                    /s/ Vikram Gulati
                                    -------------------------------------
                                    Vikram Gulati
                                    Chief Executive Officer and President


ATTEST:

/s/ Madhu Poomalil
------------------------
Madhu Poomalil
Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                INTELLIGROUP, INC
















Prepared by

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                INTELLIGROUP, INC

The undersigned has executed this Certificate of Amendment under Section 14A:9-4 of the New Jersey Business Corporation Act for the purpose of amending its Certificate of Incorporation.

1.   NAME

     The name of this Corporation is Intelligroup, Inc.

     AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

The Certificate of Incorporation is hereby amended in the following respects:
Article 5 of the Certificate of Incorporation is hereby amended to read:

              The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares all of which are without par value.

3. DATE OF ADOPTION BY THE SHAREHOLDERS

         The amendments of the Certificate of Incorporation were adopted by the shareholders of this Corporation on May 26, 1995.

         At the time of such adoption, One (1) share was entitled to vote thereon, and the vote was as follows:

         One (1) share in favor of adoption.

         Zero (0) shares against adoption.

4.       EFFECTIVE DATE OF THE AMENDMENT

         The amendments of the Certificate of Incorporation become effective on the day that this Certificate of Amendment is filed in the office of the New Jersey Secretary of State.

IN WITNESS WHEREOF, the undersigned hereby certify that the information set forth in this Certificate of Amendment is true and complete.



                                                     Intelligroup, Inc.



                                                     ASHOK PANDEY, President




ATTEST:




Rajkumar Koneru, Secretary

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                INTELLIGROUP,INC

Pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act (the "Act"), the undersigned corporation hereby executes this Amended and Restated Certificate of incorporation.

         FIRST: The name of the Corporation is Intelligroup, Inc. (the "Corporation").

         SECOND: The purpose or purposes for which the Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under Title 14A of the Act.

         THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is twenty-five million (25,000,000), each such share of Common Stock having a par value of $.01. Effective upon the effectiveness of the Company's initial public offering of Common Stock, the total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting a resolution or resolutions and filing a certificate or certificates pursuant to the applicable provisions of the Act, to establish from time to time the number of shares to be included in each such series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In the event the number of shares of any series shall be so decreased, the shares removed from such series by such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FOURTH: Each share of Common Stock, no par value, of the Corporation issued and outstanding is hereby reclassified and changed into 83,844.44 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation and each holder of record of a certificate for one or more shares of Common Stock, no par value, of the Corporation as of the close of business on the date this Amended and Restated Certificate of Incorporation becomes effective shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing 83,844,44 shares of Common Stock, $.01 par value, for each share of Common Stock, no par value, represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share.

         FIFTH: The address of the Corporation's current registered office is 517 Route One South, Iselin, New Jersey 08830 and the name of its current registered agent at such address is Ashok Pandey.

         SIXTH: The number of directors constituting the current Board of Directors is five. The names and addresses of each of such directors is as follows:

         Name                            Address
         Ashok Pandey                    c/o Imelligroup, Inc.
                                         517 Route One South
                                         Iselin, New Jersey 08830

         RajkumarKoneru                  c/olntelligroup.lnc.
                                         517 Route One South
                                         Iselin, New Jersey 08830

         NagarjunValluripalli            c/o lntelligroup,lnc.
                                         517 Rome One South
                                         Iselin, New Jersey 08830

         Kevin P.Mohan                   c/o Summit Partners
                                         600 Atlantic Avenue
                                         Suite 2800
                                         Boston, Massachusetts 02210

         Thomas S. Roberts               c/o Summit Partners
                                         600 Atlantic Avenue
                                         Suite 2800
                                         Boston, Massachusetts 02210

         SEVENTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

         (i) The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The shareholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided however, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

         (ii) Upon the consummation of an initial public offering of securities of the Corporation under the Securities Act of 1933, as amended, shareholders of the Corporation may not take any action by written consent in lieu of a meeting,


         (ii) Special meetings of shareholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

         (iv) The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, shall, in connection with the exercise of it's judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

(1) the interests of the Corporation's shareholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

(2) whether the proposed transaction might violate federal or state laws;

(3) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

(4) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with the Corporation, upon the communities in which the Corporation conducts it's business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

(v) in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles SEVENTH or EIGHTH of this Amended and Restated Certificate of Incorporation.

         EIGHTH: No director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. No amendment to, expiration of or repeal of this Article shall have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

         CERTIFICATE REQUIRED TO BE FILED WITH THE AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                              OF INTELLIGROUP.INC.

Pursuant to the provisions of Section 14A:9-5(5) of the New Jersey Business Corporations Act, the undersigned corporation hereby executes the following certificate:

         1. The name of the corporations Intelligroup, Inc. (the "Corporation").

         2. The Amended and Restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation on June 3,1996 and by the shareholder s of the Corporation on June 3,19%.

         3. The total shares outstanding and entitled to vote thereon was 90 and all of such shares were voted in favor of the adoption of the Amended and Restated Certificate of Incorporation.

         4. The Amended and Restated Certificate of Incorporation restates, integrates and amends in its entirety the provisions of the Corporation's Certificate of Incorporation, as amended to date. The Amended and Restated Certificate of Incorporation provides for, among other things, (i) the reclassification of each share of issued and outstanding Common Stock, no par value, into 83,844,44 shares of Common Stock, $.01 par value, and (ii) an increase in the number of shares of authorized Common Stock from 2,500 to 25,000,000 and for authorization, upon the effectiveness of the Company's initial public offering of Common Stock, of 5,000,000 shares of undesignated Preferred Stock, $.01 par value.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on behalf of the Corporation this 4th day of June, 1996.

By:  /s/
     ----------------------
     Ashok Pandey, President